Exhibit 2.1

Execution Copy

CONTRIBUTION AGREEMENT

By and Among

ALLIANCE HOLDINGS GP, L.P.,

ALLIANCE GP, LLC,

ALLIANCE MANAGEMENT HOLDINGS, LLC,

AMH II, LLC

and

ALLIANCE RESOURCE GP, LLC

Dated as of November 18, 2005

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

ARTICLE II

CONTRIBUTION TRANSACTIONS

i

Section 7.3	Authority, Authorization and Enforceability	11
Section 7.4	No Violation	12
ARTICLE VIII
REPRESENTATIONS AND WARRANTIES CONCERNING MGP

Section 8.1	Organization of MGP	12
Section 8.2	Capitalization of MGP	13
ARTICLE IX
COVENANTS

Section 9.1	Ordinary Course of Business	13
Section 9.2	HSR and Other Regulatory Matters	13
Section 9.3	Commercially Reasonable Efforts	13
Section 9.4	AHGP Registration Statement	14
Section 9.5	Dissolution	14
Section 9.6	Further Assurances	14
ARTICLE X
CONDITIONS

Section 10.1	Conditions to Obligations of Each Party	14
ARTICLE XI
TERMINATION

Section 11.1	Termination	15
ARTICLE XII
MISCELLANEOUS

Section 12.1	Waiver and Amendment	16
Section 12.2	Nonsurvival of Representations and Warranties	16
Section 12.3	Assignment	16
Section 12.4	Notices	16
Section 12.5	Governing Law	17
Section 12.6	Severability	17
Section 12.7	Counterparts	17
Section 12.8	Headings	17
Section 12.9	Enforcement of the Agreement	17
Section 12.10	Entire Agreement; Third Party Beneficiaries	18

ii

CONTRIBUTION AGREEMENT

This Contribution Agreement, dated as of November 18, 2005 (this “Contribution Agreement”), is by and among Alliance Holdings GP, L.P., a Delaware limited partnership (“AHGP”), Alliance GP, LLC, a Delaware limited liability company (the “General Partner”), Alliance Management Holdings, LLC, a Delaware limited liability company (“AMH”), AMH II, LLC, a Delaware limited liability company (“AMH II”) and Alliance Resource GP, LLC, a Delaware limited company (“SGP”).

W I T N E S S E T H:

WHEREAS, AMH and AMH II currently own a 25.9% interest and a 74.1% interest, respectively, in Alliance Resource Management GP, LLC, a Delaware limited liability company (“MGP”);

WHEREAS, AMH and AMH II currently own 19,522 common units and 220,484 common units, respectively, of Alliance Resource Partners, L.P., a Delaware limited partnership (the “ARLP”), which are referred to herein as “ARLP Common Units”;

WHEREAS, SGP currently owns 15,310,622 ARLP Common Units;

WHEREAS, AMH, AMH II and SGP wish to enter into a series of transactions whereby:

(i) MGP becomes a wholly owned subsidiary of AHGP; and

(ii) 15,550,628 ARLP Common Units held by AMH, AMH II and SGP become owned by AHGP; and

WHEREAS, pursuant to such business combination and transfers:

(i) AMH will contribute its limited liability company interest in MGP and 19,522 ARLP Common Units to AHGP in exchange for cash and common units of AHGP (“AHGP Common Units”);

(ii) AMH II will contribute its limited liability company interest in MGP and 220,484 ARLP Common Units to AHGP in exchange for cash and AHGP Common Units; and

(iii) SGP will contribute 15,310,622 ARLP Common Units to AHGP in exchange for AHGP Common Units.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The terms set forth below in this Article I shall have the meanings ascribed to them below or in the part of this Contribution Agreement referred to below:

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the general rules and regulations under the Securities Exchange Act of 1934, as in effect on the date of this Contribution Agreement.

“AHGP” has the meaning set forth in the introductory paragraph hereto.

“AHGP Certificate of Limited Partnership” means the Certificate of Limited Partnership of AHGP, dated as of November 10, 2005, as amended.

“AHGP Common Unit Price” means the common unit price of the AHGP Common Units on the Pricing Date.

“AHGP Common Units” means the common units of AHGP, representing limited partner interests.

“AHGP Initial Public Offering” means the initial public offering of AHGP Common Units contemplated by the AHGP Registration Statement.

“AHGP Initial Public Offering Proceeds” means the net proceeds received from the AHGP Initial Public Offering, after deducting estimated offering expenses and underwriting discounts and commissions.

“AHGP Limited Partnership Agreement” means the agreement of limited partnership of AHGP, dated as of November 10, 2005, as amended.

“AHGP Material Adverse Effect” means a material adverse effect on the combined business, operations, prospects, properties (including intangible properties), assets, operating results or condition (financial or otherwise), liabilities or reserves of AHGP, the General Partner, MGP, ARLP and its subsidiaries, taken as a whole; provided, however, that a general decline in the business or prospects of the coal industry as a whole shall not be deemed to be an AHGP Material Adverse Effect.

“AHGP Registration Statement” means the Registration Statement on Form S-1 relating to AHGP Common Units to be filed with the Commission by AHGP in accordance with Section 9.4, and any amendments thereto.

“AMH” has the meaning set forth in the introductory paragraph hereto.

“AMH Certificate of Formation” means the Certificate of Formation of AMH, dated as of August 16, 1999, as amended.

“AMH IPO Proceeds” means the amount equal to the product of 0.259 multiplied by the AHGP Initial Public Offering Proceeds.

“AMH Operating Agreement” means the Amended and Restated Operating Agreement of AMH, dated as of May 8, 2002, as amended.

“AMH II” has the meaning set forth in the introductory paragraph hereto.

“AMH II Certificate of Formation” means the Certificate of Formation of AMH II, dated as of May 6, 2002, as amended.

“AMH II IPO Proceeds” means the amount equal to the product of 0.741 multiplied by the AHGP Initial Public Offering Proceeds.

“AMH II Operating Agreement” means the Operating Agreement of AMH II, dated as of May 8, 2002, as amended.

“ARLP” has the meaning set forth in the recitals hereto.

“ARLP Common Units” means the common units of ARLP, representing limited partner interests.

“ARLP Discounted Common Unit Price” means the amount equal to the product of 0.2 multiplied by the common unit price of the ARLP Common Units on the Pricing Date.

“Board” means the board of directors of the General Partner.

“Business Day” means any day other than a Saturday, a Sunday or any other day when banks are not open for business generally in the State of Delaware.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Contribution Agreement” has the meaning set forth in the introductory paragraph hereto.

“Delaware LLC Act” means the Limited Liability Company Act of the State of Delaware, as amended and any successor to such act.

“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act, as amended and any successor to such act.

“DGCL” means the General Corporation Law of the State of Delaware, as amended.

“Effective Time” means immediately prior to the closing under the Underwriting Agreement.

“General Partner” has the meaning set forth in the introductory paragraph hereto.

“Governmental Authorities” means the federal, state, county, city and political subdivisions in which any property of AHGP, the General Partner, AMH, AMH II, SGP, MGP and ARLP, respectively, is located or which exercises jurisdiction over any such property or entity, and any agency, department, commission, board, bureau or instrumentality of any of them which exercises jurisdiction over any such property or entity.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Lien” means a lien, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, easement, preference, priority, assessment, security interest, lease, sublease, charge, claim, adverse claim, levy, interest of other Persons or other encumbrance of any kind.

“MGP” has the meaning set forth in the recitals hereto.

“MGP LLC Agreement” means the Limited Liability Company Operating Agreement of MGP, dated as of August 20, 1999, as amended by Amendment No. 1 thereto, dated as of November 30, 1999, Amendment No. 2 thereto, dated as of August 22, 2000 and Amendment No. 3 thereto, dated as of May 8, 2002, as amended.

“MGP Value Allocation” means the amount obtained by subtracting (a) the product of the ARLP Discounted Common Unit Price multiplied by 15,550,628 from (b) the Net AHGP Equity Capitalization.

“Net AHGP Equity Capitalization” means the amount obtained by subtracting (a) the fees associated with the AHGP Initial Public Offering from (b) the product of the total number of outstanding AHGP Common Units on the Closing Date multiplied by the AHGP Common Unit Price.

“Permitted Liens” means Liens (including mechanics’, workers’, repairers’, materialmens’, warehousemens’, landlord’s and other similar Liens) arising in the ordinary course of business as would not individually or in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject to them.

“Person” means an individual, corporation, partnership (limited or general), limited liability company, trust, joint stock company, Governmental Authority, unincorporated association or other legal entity.

“Pricing Date” means the date of the Underwriting Agreement.

“Registration Rights Agreement” means the registration rights agreement providing for the registration under the Securities Act of the shares of AHGP Common Units to be received by AMH, AMH II and SGP pursuant to this Contribution Agreement in such form as is attached in Annex A.

“Securities Act” means the Securities Act of 1933, as amended.

“SGP” has the meaning set forth in the introductory paragraph hereto.

“SGP Certificate of Formation” means the Certificate of Formation of SGP, dated as of May 17, 1999, as amended.

“SGP Limited Liability Company Agreement” means the Limited Liability Company Agreement of SGP, dated as of May 17, 1999, as amended.

“Underwriting Agreement” has the meaning set forth in Section 10.1(d).

ARTICLE II

CONTRIBUTION TRANSACTIONS

Section 2.1 Contribution of MGP and ARLP Common Units to AHGP. Subject to Section 2.7, immediately prior to the Effective Time:

(a) AMH will contribute its 25.9% limited liability company interest in MGP and 19,522 ARLP Common Units to AHGP in exchange for an amount of cash equal to the AMH IPO Proceeds and an amount of AHGP Common Units equal to the quotient obtained by dividing

(i) the amount obtained by subtracting

(A) the AMH IPO Proceeds from

(B) the sum of (1) the product of 19,522 multiplied by the ARLP Discounted Common Unit Price, plus (2) the product of 0.259 multiplied by the MGP Value Allocation by

(ii) the AHGP Common Unit Price;

(b) AMH II will contribute its 74.1% limited liability company interest in MGP and 220,484 ARLP Common Units to AHGP in exchange for an amount of cash equal to the AMH II IPO Proceeds and an amount of AHGP Common Units equal to the quotient obtained by dividing

(i) the amount obtained by subtracting

(A) the AMH II IPO Proceeds from

(B) the sum of (1) the product of 220,484 multiplied by the ARLP Discounted Common Unit Price, plus (2) the product of 0.741 multiplied by the MGP Value Allocation by

(ii) the AHGP Common Unit Price; and

(c) SGP will contribute 15,310,622 ARLP Common Units to AHGP in exchange for an amount of AHGP Common Units equal to the quotient obtained by dividing

(i) the product of 15,310,622 multiplied by the ARLP Discounted Common Unit Price by

(ii) the AHGP Common Unit Price.

Section 2.2 Issuance of New Certificates. At the Closing, AHGP shall issue to each of AMH, AMH II and SGP a certificate or certificates representing the number of AHGP Common Units to be issued to such Person pursuant to Section 2.1. Each such certificate shall be registered in the name of the Person or Persons specified by the recipient thereof to AHGP in writing at least two Business Days prior to the Closing.

Section 2.3 Certificate Legends. The certificates evidencing AHGP Common Units delivered pursuant to Section 2.2 shall bear a legend substantially in the form set forth below and containing such other information as AHGP may deem necessary or appropriate:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS OR PURSUANT TO AN EXEMPTION THEREFROM WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS LIMITED PARTNERSHIP, IS AVAILABLE.

Section 2.4 Fractional Units. No fractional units of AHGP Common Units or scrip shall be issued as a result of the transactions contemplated by Section 2.1. Instead of any fractional units of AHGP Common Units which would otherwise be issuable as a result of the such transactions, the applicable party shall pay a cash adjustment in respect of such fractional interest in a per unit amount equal to the initial public offering price of AHGP Common Units.

Section 2.5 Example of Contribution Transactions. Annex 2.5 is provided solely for purposes of illustrating the method of calculation and allocation of the contribution transactions described in Section 2.1. To the extent the ultimate terms of the AHGP Initial Public Offering vary from those assumed in Annex 2.5, the actual number of AHGP Common Units held by AMH, AMH II and SGP and the cash received by AMH and AMH II following the completion of the AHGP Initial Public Offering will vary accordingly, but shall be calculated in accordance with the terms of this Article II.

Section 2.6 Certain Adjustments. The Board may adjust the number of AHGP Common Units to be received by each of AMH, AMH II and SGP pursuant to Section 2.1 in order to reflect a capitalization of AHGP that the Board reasonably determines to be in the best interests of AHGP and its unitholders based on the actual pricing of the initial public offering of AHGP Common Units; provided, however, that any such adjustment shall be made on a pro rata basis in accordance with the relative percentages of total outstanding AHGP Common Units contemplated by Section 2.1.

ARTICLE III

CLOSING

Section 3.1 Time and Place. The closing of the transactions contemplated hereby (the “Closing”) shall be held at the offices of Vinson & Elkins L.L.P., 1001 Fannin, Houston, Texas 77002 at 10:00 a.m., Houston time, immediately following the satisfaction or waiver of the conditions contained in Article IX or at such other place or time as the parties hereto may mutually agree. The date of the Closing is referred to herein as the “Closing Date.”

Section 3.2 Deliveries at Closing. Subject to the provisions of Article IX hereof, at the Closing there shall be delivered the certificates and other documents required to be delivered pursuant to Article IX hereof.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF AMH

AMH represents and warrants to AHGP, AMH II and SGP that the statements contained in this Article IV are correct and complete as of the date hereof.

Section 4.1 Organization and Qualification of AMH. AMH is a limited liability company duly organized under the Delaware LLC Act and is validly existing and in good standing under the laws of the State of Delaware. AMH has all requisite limited liability company power and authority to own, operate or lease its properties and to carry on its business as now being conducted. AMH is duly qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction where the character of its properties owned, operated or leased, or the nature of its activities, makes such qualifications necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, prospects, properties, assets, operating results or condition (financial or otherwise) of AMH.

Section 4.2 Authority, Authorization and Enforceability. AMH has the requisite power and authority (corporate or otherwise) to execute and deliver this Contribution Agreement and each instrument required hereby to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by AMH of this Contribution Agreement and each instrument required hereby to be executed and delivered by it at the Closing and the performance of its obligations hereunder and thereunder have been duly and validly authorized by the board of directors of AMH, and no other corporate proceedings of AMH are necessary to authorize the execution and delivery of this Contribution Agreement or the consummation of the transactions contemplated hereby. This Contribution Agreement and each instrument required hereby have been duly executed and delivered by AMH and (assuming due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto) constitute the valid and legally binding obligations of AMH, enforceable against AMH in accordance with their terms, except that (A) such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other laws, decisions or equitable principles now or hereafter in effect relating to or affecting the enforcement of creditors’ rights or debtors’ obligations generally, and to general equity principles, and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 4.3 No Violation. Assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by, and receipt of all permits and orders of Governmental Authorities required in connection with the consummation of the transactions contemplated by this Contribution Agreement, and the receipt of all approvals or consents required to be obtained from third parties other than AMH, AMH II and SGP (none of which the failure to obtain would, individually or in the aggregate, have a material adverse effect on the ability of AMH to consummate the transactions contemplated by this Contribution Agreement), neither the execution and delivery by AMH of this Contribution Agreement or any instrument required hereby to be executed and delivered by them at the Closing nor the performance by AMH of its obligations hereunder or thereunder will (i) violate or breach the terms of or cause a default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any Lien upon any of the properties or assets of AMH under (A) any law, regulation or order of any Governmental Authority applicable to AMH, (B) the AMH Operating Agreement or the AMH Certificate of Formation, or (C) any contract, agreement or other instrument or obligation to which AMH is a party or by which it or any of its properties or assets is bound, or (ii) with the passage of time, the giving of notice or the taking of any action by a third party, have any of the effects set forth in clause (i) of this Section 4.3, except in any such case for any matters described in this Section 4.3 that would not have an AHGP Material Adverse Effect.

Section 4.4 Title to Assets. AMH has good and indefeasible title to all of its assets and properties, free and clear of all Liens, except for (i) Permitted Liens or (ii) Liens arising in connection with any loan or credit agreement to which AMH is a party.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF AMH II

AMH II represents and warrants to AHGP, AMH and SGP that the statements contained in this Article V are correct and complete as of the date hereof.

Section 5.1 Organization and Qualification of AMH II. AMH II is a limited liability company duly organized under the Delaware LLC Act and is validly existing and in good standing under the laws of the State of Delaware. AMH II has all requisite limited liability company power and authority to own, operate or lease its properties and to carry on its business as now being conducted. AMH II is duly qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction where the character of its properties owned, operated or leased, or the nature of its activities, makes such qualifications necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, prospects, properties, assets, operating results or condition (financial or otherwise) of AMH II.

Section 5.2 Authority, Authorization and Enforceability. AMH II has the requisite power and authority (corporate or otherwise) to execute and deliver this Contribution Agreement and each instrument required hereby to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by AMH II of this Contribution Agreement and each instrument required hereby to be executed and delivered by it at the Closing and the performance of its obligations hereunder and thereunder have been duly and validly authorized by the board of directors of AMH II, and no other corporate proceedings of AMH II are necessary to authorize the execution and delivery of this Contribution Agreement or the consummation of the transactions contemplated hereby. This Contribution Agreement and each instrument required hereby have been duly executed and delivered by AMH II and (assuming due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto) constitute the valid and legally binding obligations of AMH II, enforceable against AMH II in accordance with their terms, except that (A) such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other laws, decisions or equitable principles now or hereafter in effect relating to or affecting the enforcement of creditors’ rights or debtors’ obligations generally, and to general equity principles, and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 5.3 No Violation. Assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by, and receipt of all permits and orders of Governmental Authorities required in connection with the consummation of the transactions contemplated by this Contribution Agreement, and the receipt of all approvals or consents required to be obtained from third parties other than AMH, AMH II and SGP (none of which the failure to obtain would, individually or in the aggregate, have a material adverse effect on the ability of AMH II to consummate the transactions contemplated by this Contribution Agreement), neither the execution and delivery by AMH II of this Contribution Agreement or any instrument required hereby to be executed and delivered by them at the Closing nor the performance by AMH II of its obligations hereunder or thereunder will (i) violate or breach the terms of or cause a default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any Lien upon any of the properties or assets of AMH II under (A) any law, regulation or order of any Governmental Authority applicable to AMH II, (B) the AMH II Operating Agreement or the AMH II Certificate of Formation, or (C) any contract, agreement or other instrument or obligation to which AMH II is a party or by which it or any of its properties or assets is bound, or (ii) with the passage of time, the giving of notice or the taking of any action by a third party, have any of the effects set forth in clause (i) of this Section 5.3, except in any such case for any matters described in this Section 5.3 that would not have an AHGP Material Adverse Effect.

Section 5.4 Title to Assets. AMH II has good and indefeasible title to all of its assets and properties, free and clear of all Liens, except for (i) Permitted Liens or (ii) Liens arising in connection with any loan or credit agreement to which AMH II is a party.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF SGP

SGP represents and warrants to AHGP, AMH and AMH II that the statements contained in this Article VI are correct and complete as of the date hereof.

Section 6.1 Organization and Qualification of SGP. SGP is a limited liability company duly organized under the Delaware LLC Act and is validly existing and in good standing under the laws of the State of Delaware. SGP has all requisite limited liability company power and authority to own, operate or lease its properties and to carry on its business as now being conducted. SGP is duly qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction where the character of its properties owned, operated or leased, or the nature of its activities, makes such qualifications necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, prospects, properties, assets, operating results or condition (financial or otherwise) of SGP.

Section 6.2 Authority, Authorization and Enforceability. SGP has the requisite power and authority (corporate or otherwise) to execute and deliver this Contribution Agreement and each instrument required hereby to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by SGP of this Contribution Agreement and each instrument required hereby to be executed and delivered by it at the Closing and the performance of its obligations hereunder and thereunder have been duly and validly authorized by the board of directors of SGP, and no other corporate proceedings of SGP are necessary to authorize the execution and delivery of this Contribution Agreement or the consummation of the transactions contemplated hereby. This Contribution Agreement and each instrument required hereby have been duly executed and delivered by SGP and (assuming due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto) constitute the valid and legally binding obligations of SGP, enforceable against SGP in accordance with their terms, except that (A) such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other laws, decisions or equitable principles now or hereafter in effect relating to or affecting the enforcement of creditors’ rights or debtors’ obligations generally, and to general equity principles, and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 6.3 No Violation. Assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by, and receipt of all permits and orders of Governmental Authorities required in connection with the consummation of the transactions contemplated by this Contribution Agreement, and the receipt of all approvals or consents required to be obtained from third parties other than AMH, AMH II and SGP (none of which the failure to obtain would, individually or in the aggregate, have a material adverse effect on the ability of SGP to consummate the transactions contemplated by this Contribution Agreement), neither the execution and delivery by SGP of this Contribution Agreement or any instrument required hereby to be executed and delivered by them at the Closing nor the performance by SGP of its obligations hereunder or thereunder will (i) violate or breach the terms of or cause a default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any Lien upon any of the properties or assets of SGP under (A) any law, regulation or order of any Governmental Authority applicable to SGP, (B) the SGP Limited Liability Company Agreement or the SGP Certificate of Formation, or (C) any contract, agreement or other instrument or obligation to which SGP is a party or by which it or any of its properties or assets is bound, or (ii) with the passage of time, the giving of notice or the taking of any action by a third party, have any of the effects set forth in clause (i) of this Section 6.3, except in any such case for any matters described in this Section 6.3 that would not have an AHGP Material Adverse Effect.

Section 6.4 Title to Assets. SGP has good and indefeasible title to all of its assets and properties, free and clear of all Liens, except for (i) Permitted Liens or (ii) Liens arising in connection with any loan or credit agreement to which SGP is a party.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF AHGP

AND THE GENERAL PARTNER

Each of AHGP and the General Partner severally represents and warrants to the other parties to this Contribution Agreement that the statements contained in this Article VII are correct and complete as of the date hereof.

Section 7.1 Organization of AHGP and General Partner. AHGP is a limited partnership duly organized under the Delaware LP Act and is validly existing and in good standing under the laws of the State of Delaware. The General Partner is a limited liability company duly organized under the Delaware LLC Act and is validly existing and in good standing under the laws of the State of Delaware. AHGP is a recently formed limited partnership and has no assets, liabilities, business or operations. The General Partner is a recently formed limited liability company and has no assets, liabilities, business or operations.

Section 7.2 Capitalization.

(a) The General Partner is the sole general partner of AHGP with a general partner interest in AHGP; such general partner interest has been duly authorized and validly issued in accordance with the AHGP Limited Partnership Agreement and is owned by the General Partner free and clear of all Liens (other than those arising under this Contribution Agreement and restrictions on sales to the public of securities under applicable securities laws) and has no outstanding agreement, understanding or obligation to sell, transfer or deliver such general partner interest.

(b) Except with respect to the AHGP Initial Public Offering, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating AHGP or any subsidiary of AHGP to issue, deliver or sell, or cause to be issued, delivered or sold, additional common units of AHGP or any subsidiary of AHGP or obligating AHGP or any subsidiary of AHGP to grant, extend or enter into any such agreement or commitment.

Section 7.3 Authority, Authorization and Enforceability. Each of AHGP and the General Partner has the requisite power and authority (corporate or otherwise) to execute and deliver this Contribution Agreement and each instrument required hereby to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the General Partner of this Contribution Agreement and each instrument required hereby to be executed and delivered by it at the Closing and the performance of its obligations hereunder and thereunder have been duly and validly authorized by the board of directors of the General Partner, and no other corporate proceedings of the General Partner are necessary to authorize the execution and delivery of this Contribution Agreement or the consummation of the transactions contemplated hereby. This Contribution Agreement and each instrument required hereby have been duly executed and delivered by each of AHGP and the General Partner and (assuming due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto) constitute the valid and legally binding obligations of each of AHGP and the General Partner, enforceable against each of AHGP and the General Partner in accordance with their terms, except that (A) such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other laws, decisions or equitable principles now or hereafter in effect relating to or affecting the enforcement of creditors’ rights or debtors’ obligations generally, and to general equity principles, and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 7.4 No Violation. Assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by and receipt of all permits and orders of, Governmental Authorities required in connection with the consummation of the transactions contemplated by this Contribution Agreement, neither the execution and delivery by each of AHGP or the General Partner of this Contribution Agreement or any instrument required hereby to be executed and delivered by it at the Closing nor the performance by each of AHGP or the General Partner of its obligations hereunder or thereunder will (i) violate or breach the terms of or cause a default under (A) any law, regulation or order of any Governmental Authority applicable to each of AHGP or the General Partner or (B) the AHGP Certificate of Limited Partnership and the AHGP Limited Partnership Agreement or (ii) with the passage of time, the giving of notice or the taking of any action by a third party, have any of the effects set forth in clause (i) of this Section 7.4, except in any such case for any matters described in this Section 7.4 that would not have an AHGP Material Adverse Effect.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES CONCERNING MGP

Each of AMH and AMH II represents and warrants to the other parties hereto that the statements contained in this Article VIII are correct and complete as of the date hereof.

Section 8.1 Organization of MGP. MGP is a limited liability company duly organized under the Delaware LLC Act and is validly existing and in good standing under the laws of the State of Delaware. MGP has all requisite limited liability company power and authority to own, operate or lease its properties and to carry on its business as now being conducted. MGP is duly qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction where the character of its properties owned, operated or leased, or the nature of its activities, makes such qualifications necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, prospects, properties, assets, operating results or condition (financial or otherwise) of MGP.

Section 8.2 Capitalization of MGP. AMH owns beneficially and of record an 25.9% limited liability company interest in MGP. AMH II owns beneficially and of record a 74.1% limited liability company interest in MGP. Each such limited liability company interest has been duly authorized and validly issued in accordance with the MGP LLC Agreement, is fully paid (to the extent required under the MGP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act) and is owned free and clear of all Liens (other than those arising under this Contribution Agreement and restrictions on sales to the public of securities under applicable securities laws). There are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating MGP to issue, deliver or sell, or cause to be issued, delivered or sold, additional limited liability company interests in MGP.

ARTICLE IX

COVENANTS

Section 9.1 Ordinary Course of Business. Between the date of this Contribution Agreement and the earlier to occur of the Effective Time or the termination of this Contribution Agreement, AMH and AMH II will cause MGP to carry on its business diligently and in the ordinary and usual course and consistent with past practice, and, without limiting the generality of the foregoing, and AMH and AMH II will use commercially reasonable efforts to preserve the business organization of MGP intact, keep available the services of its present executive officers and employees and preserve its present relationships with persons having business dealings with it.

Section 9.2 HSR and Other Regulatory Matters. Each of the parties hereto agrees to make all necessary filings on a timely basis with respect to the HSR Act, and other applicable laws and will use its commercially reasonable efforts to obtain any other regulatory approvals which may be required to consummate the transactions contemplated herein. Notwithstanding anything in this Contribution Agreement to the contrary, if any party hereto or any Affiliate thereof is required to make a filing under any such acts in connection with the transactions contemplated by this Contribution Agreement, the filing fees of such Person shall be borne by the party whose equity ownership gave rise to such filing obligation.

Section 9.3 Commercially Reasonable Efforts. Upon the terms and subject to the conditions hereof, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions as contemplated by this Contribution Agreement and to cooperate in connection with the foregoing, including commercially reasonable efforts:

(a) to obtain any necessary waivers, consents and approvals from other parties to material notes, licenses, agreements and other instruments and obligations;

(b) to obtain any material consents, approvals, authorizations and permits required to be obtained under any federal, state or local statute, rule or regulation;

(c) to defend all lawsuits or other legal proceedings challenging this Contribution Agreement or the consummation of the transactions as contemplated hereby; and

(d) to effect promptly all necessary filings and notifications including, but not limited to, filings under the HSR Act, and prompt submissions of information requested by Governmental Authorities.

Section 9.4 AHGP Registration Statement. Each of the parties hereto shall cooperate in the preparation and filing of the AHGP Registration Statement and to consummate the AHGP Initial Public Offering. As promptly as is practicable following the execution of this Contribution Agreement, AMH, AMH II and SGP shall cooperate with AHGP to cause such AHGP Registration Statement to be filed with the Commission under and pursuant to the provisions of the Securities Act for the purpose of registering AHGP Common Units for sale to the public in the AHGP Initial Public Offering.

Section 9.5 Dissolution. Each of AMH and AMH II shall have dissolved in accordance with Section 18-801 of the Delaware LLC Act within 30 days of the Closing Date and shall take all actions necessary and appropriate to consummate the following within such 30 day period in connection with the foregoing dissolution:

(a) each of AMH and AMH II shall have completed the winding up of their respective affairs and distributed their respective assets in accordance with Section 18-803 and Section 18-804 of the Delaware LLC Act; and

(b) each of AMH and AMH II shall have filed certificates of cancellation in the office of the Secretary of State of Delaware in accordance with, and containing the information outlined in, Section 18-203 of the Delaware LLC Act.

Section 9.6 Further Assurances. The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby.

ARTICLE X

CONDITIONS

Section 10.1 Conditions to Obligations of Each Party. Notwithstanding any other provision of this Contribution Agreement, the respective obligations of each party to effect the transactions contemplated by this Contribution Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

(a) the waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated herein under the HSR Act shall have expired or been terminated;

(b) no order shall have been entered and remained in effect in any action or proceeding before any federal, foreign, state or provincial court or governmental agency or other federal, foreign, state or provincial regulatory or administrative agency or commission that would prevent or make illegal the consummation of the transactions contemplated herein;

(c) the AHGP Registration Statement shall be effective on the Closing Date and all post-effective amendments filed shall have been declared effective or shall have been withdrawn, and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the parties, threatened by the Commission;

(d) AHGP, the General Partner and the underwriters named in the AHGP Registration Statement shall have executed an underwriting agreement for a firm commitment underwriting as described in the AHGP Registration Statement (the “Underwriting Agreement”);

(e) all other approvals of Governmental Authorities and of non-governmental persons or entities shall have been obtained (i) the granting of which is necessary for the consummation of the transactions contemplated herein and (ii) the non-receipt of which will have an AHGP Material Adverse Effect;

(f) the representations and warranties of the parties hereto contained in this Contribution Agreement shall have been true and correct as of the date of execution of this Contribution Agreement, except for such failures to be true which (i) have been cured prior to the Closing Date or (ii) do not, in the aggregate, constitute an AHGP Material Adverse Effect;

(g) the agreements and covenants of the parties hereto to be complied with or performed on or before the Closing Date pursuant to the terms hereof shall have been duly complied with or performed, except for such failures to comply or perform which do not, in the aggregate, constitute an AHGP Material Adverse Effect;

(h) assignment agreements in form and substance reasonably acceptable to the parties hereto evidencing the transfers of partnership interests, limited liability company interests and common stock contemplated by Article II shall have been executed by the parties thereto;

(i) each of AMH and AMH II shall have withdrawn as members of MGP in accordance with the MGP LLC Agreement and the Delaware LLC Act; and

(j) each of AMH, AMH II and SGP shall have executed and delivered the Registration Rights Agreement, a form of which is attached in Annex A.

ARTICLE XI

TERMINATION

Section 11.1 Termination. This Contribution Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Effective Time:

(a) by any party hereto if the Effective Time shall not have occurred on or before July 1, 2006 (unless the Effective Time has not occurred as the result of a breach of the terms hereof by the party desiring to exercise the termination right, which date may be extended by mutual agreement of the parties hereto);

(b) by any party hereto if a final unappealable order to restrain, enjoin or otherwise prevent, or awarding substantial damages in connection with, consummation of this Contribution Agreement or the transactions contemplated in connection herewith shall have been entered.

ARTICLE XII

MISCELLANEOUS

Section 12.1 Waiver and Amendment. Any provision of this Contribution Agreement may be waived at any time by the party that is entitled to the benefits thereof. This Contribution Agreement may not be amended or supplemented at any time, except by an instrument in writing signed on behalf of each party hereto.

Section 12.2 Nonsurvival of Representations and Warranties. No representation and warranty made in this Contribution Agreement shall survive the Effective Time. This Section 12.2 shall not limit the term of any covenant or agreement which by its terms contemplates performance after the Effective Time.

Section 12.3 Assignment. This Contribution Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, devisees and assigns. Except as set forth in this Contribution Agreement, this Contribution Agreement shall not be assignable until after the Closing Date (except by inheritance or devise) by the parties hereto, except with the prior written consent of the other parties.

Section 12.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered if delivered in person, by cable, telegram, telex, or telecopy and shall be deemed to have been duly given three business days after deposit with a United States post office if delivered by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

if to AHGP or the General Partner:

Joseph W. Craft III

1717 South Boulder Avenue

Tulsa, Oklahoma 74119

Fax: (918) 295-7361

if to AMH:

Thomas L. Pearson

1717 South Boulder Avenue

Tulsa, Oklahoma 74119

Fax: (918) 295-7361

if to AMH II:

Thomas L. Pearson

1717 South Boulder Avenue

Tulsa, Oklahoma 74119

Fax: (918) 295-7361

if to SGP:

Thomas L. Pearson

1717 South Boulder Avenue

Tulsa, Oklahoma 74119

Fax: (918) 295-7361

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

Section 12.5 Governing Law. This Contribution Agreement shall be governed by and construed in accordance with the substantive law of the State of Delaware without giving effect to the principles of conflicts of law thereof.

Section 12.6 Severability. If any term or other provisions of this Contribution Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Contribution Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner material to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Contribution Agreement so as to effect the original intent of the parties as closely as possible.

Section 12.7 Counterparts. This Contribution Agreement may be executed in counterparts, each of which shall be an original document, but all of which together shall constitute one and the same agreement.

Section 12.8 Headings. The Section headings herein are for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Contribution Agreement.

Section 12.9 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Contribution Agreement were not performed in accordance with their specific terms or otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to any injunction or injunctions to prevent breaches of this Contribution Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedies to which they are entitled at law or in equity. In addition, each of the parties hereto consents to submit itself to the personal jurisdiction of any federal or state court sitting in the State of Delaware in the event any dispute arises out of this Contribution Agreement and agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

Section 12.10 Entire Agreement; Third Party Beneficiaries. This Contribution Agreement, including the documents and information supplied in writing, and instruments referred to herein, constitute the entire agreement and supersedes all other prior agreements, and understandings, both oral and written, among the parties or any of them, with respect to the subject matter hereof. This Contribution Agreement shall be binding upon and inure solely to the benefit of the parties hereto, and nothing in this Contribution Agreement, including the documents and information supplied in writing, and instruments referred to herein, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Contribution Agreement.

[signature pages follow]

IN WITNESS WHEREOF, the parties to this Contribution Agreement have caused it to be duly executed as of the date first above written.

ALLIANCE HOLDINGS GP, L.P.

By:	Alliance GP, LLC, its General Partner

By:	/s/ Thomas L. Pearson
Thomas L. Pearson Senior Vice President – Law and Administrative General Counsel

ALLIANCE GP, LLC

By:	/s/ Thomas L. Pearson
Thomas L. Pearson Senior Vice President – Law and Administrative General Counsel

ALLIANCE MANAGEMENT HOLDINGS, LLC

By:	/s/ Thomas L. Pearson
Thomas L. Pearson Senior Vice President – Law and Administrative General Counsel

AMH II, LLC

By:	/s/ Thomas L. Pearson
Thomas L. Pearson Senior Vice President – Law and Administrative General Counsel

ALLIANCE RESOURCE GP, LLC

By:	/s/ Thomas L. Pearson
Thomas L. Pearson Senior Vice President – Law and Administrative General Counsel

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Annex A

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of                     , 2006, is by and among Alliance Holdings GP, L.P., a Delaware limited partnership (“AHGP”), Alliance GP, LLC, a Delaware limited liability company (the “General Partner”), and each of the other parties identified on the signature pages hereto (the “Initial Investors”).

WHEREAS, in connection with the initial public offering of common units (“Common Units”) of AHGP (the “AHGP Initial Public Offering”), AHGP, the General Partner and the Initial Investors have entered into that certain Contribution Agreement dated as of November 18, 2005 (the “Contribution Agreement”), pursuant to which the Initial Investors will receive Common Units of AHGP in exchange for their respective interests in Alliance Resource Partners, L.P. (“ARLP”); and

WHEREAS, in connection with, and in consideration of, the transactions contemplated by the Contribution Agreement, the Initial Investors have requested, and AHGP and the General Partner have agreed to provide, registration rights with respect to the Registrable Securities (as hereinafter defined), as set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the foregoing recitals, mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I.

DEFINITIONS

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the general rules and regulations under the Securities Exchange Act of 1934, as in effect on the date of this Agreement.

“Agreement” has the meaning specified in the introductory paragraph hereto.

“AHGP” has the meaning set forth in the introductory paragraph hereto.

“AHGP Initial Public Offering” has the meaning set forth in the recitals hereto.

“AMH” means Alliance Management Holdings, LLC, a Delaware limited liability company.

“AMH II” means AMH II, LLC, a Delaware limited liability company.

“ARLP” has the meaning set forth in the recitals hereto.

“Board of Directors” means the board of directors of the General Partner.

“Business Day” means any day other than a Saturday, Sunday, or a legal holiday for commercial banks in Wilmington, Delaware.

Annex A

“Closing” has the meaning set forth in the Contribution Agreement.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Units” means the common units of AHGP, representing limited partner interests, that are publicly traded on the Nasdaq National Market.

“Contribution Agreement” has the meaning set forth in the recitals hereto.

“Effectiveness Period” has the meaning specified in Section 2.03(a) of this Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“General Partner” has the meaning set forth in the introductory paragraph hereto.

“Included Registrable Securities” has the meaning specified in Section 2.04(a) of this Agreement.

“Initial Investors” has the meaning specified in Section 2.01 of this Agreement.

“Losses” has the meaning specified in Section 2.10(a) of this Agreement.

“Managing Underwriter” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Piggyback Registration” has the meaning specified in Section 2.04(a) of this Agreement.

“Registrable Security” means the Common Units until such time as such securities cease to be Registrable Securities pursuant to Section 2.02 of this Agreement.

“Registration Expenses” has the meaning specified in Section 2.09 of this Agreement.

“Registration Rights Group” has the meaning specified in Section 2.01 of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Selling Expenses” has the meaning specified in Section 2.09 of this Agreement.

“SGP” means Alliance Resource GP, LLC, a Delaware limited liability company.

“Shelf Registration” has the meaning specified in Section 2.03(a) of this Agreement.

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“Shelf Registration Statement” has the meaning specified in Section 2.03(a) of this Agreement.

“Transfer” means any sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which Common Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

ARTICLE II.

REGISTRATION RIGHTS

Section 2.01 Registration Rights . The Initial Investors consist of AMH, AMH II and SGP, collectively referred to as the “Initial Investors” and each individually referred to as a “Registration Rights Group”. Following the AHGP Initial Public Offering and subject to the terms and limitations set forth in this Article II, each Registration Rights Group shall be entitled to one demand registration right; provided, however, that no demand registration request shall be made prior to the expiration of the 180-day “lock-up” period following completion of the AHGP Initial Public Offering. The Initial Investors, and each permitted transferee of registration rights pursuant to Section 2.12, shall have unlimited piggy back registration rights, each as more fully described in this Article II.

Section 2.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in force under the Securities Act); or (c) such Registrable Security is held by AHGP or one of its subsidiaries.

Section 2.03 Shelf Registration.

(a) Shelf Registration. Within 60 days following receipt of a written request for the benefit of all the Registrable Securities held by a Registration Rights Group, AHGP shall prepare and file a registration statement under the Securities Act to permit the public resale of the Registrable Securities pursuant to such registration statement, including a registration statement permitting the public resale of the Registrable Securities from time to time pursuant to Rule 415 of the Securities Act (the “Shelf Registration Statement”). Such written request shall describe the plan of distribution for such Registrable Securities, which plan may include, without limitation, sales through the facilities of the principal trading market on which securities of the same class as the Registrable Securities are then traded, sales pursuant to an Underwritten Offering, or both. AHGP shall use its commercially reasonable efforts to cause the Shelf Registration Statement to become effective no later than 120 days after the date of filing such Shelf Registration Statement (the “Shelf Registration”). A Shelf Registration Statement filed pursuant to this Section 2.03(a) shall be on such appropriate registration form of the Commission as shall be selected by AHGP;

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provided, however, that if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from the Shelf Registration Statement and the Managing Underwriter at any time notifies AHGP in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, AHGP shall use its commercially reasonable efforts to include such information in the prospectus. AHGP will cause the Shelf Registration Statement filed pursuant to this Section 2.03(a) to be continuously effective under the Securities Act until all Registrable Securities covered by the Shelf Registration Statement have been distributed in the manner set forth and as contemplated in the Shelf Registration Statement or there are no longer any Registrable Securities outstanding (the “Effectiveness Period”). The Shelf Registration Statement when declared effective by the Commission (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b) Delay Rights. Notwithstanding anything to the contrary contained herein, AHGP: (i) may delay its obligation to file any Shelf Registration Statement if (1) within 30 days of receipt of a written request from any Registration Rights Group, AHGP notifies the requesting Registration Rights Group of AHGP’s intention of effecting a public offering within 60 days, provided, that prior to the receipt of such request, AHGP has taken affirmative steps in contemplation of such public offering, (2) AHGP is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and AHGP determines in good faith that AHGP’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Shelf Registration Statement, or (3) AHGP has experienced some other material non-public event the disclosure of which at such time is not required by law or, in the good faith judgment of AHGP, would materially adversely affect AHGP, then, in each case, AHGP may defer filing the Shelf Registration Statement for up to 60 days; provided, however, that AHGP shall not exercise its right to delay filing the Shelf Registration Statement more than once in any 12 month period (excluding any delays in filing a registration statement or post-effective amendment pursuant to Section 2.12 hereof); (ii) may, upon written notice to any Registration Rights Group whose Registrable Securities are included in the Shelf Registration Statement, suspend such Registration Rights Group’s use of any prospectus which is a part of the Shelf Registration Statement (in which event the Registration Rights Group shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement) for up to 60 days if (1) AHGP is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and AHGP determines in good faith that AHGP’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Shelf Registration Statement or (2) AHGP has experienced some other material non-public event the disclosure of which at such time is not required by law or, in the good faith judgment of AHGP, would materially adversely affect AHGP; provided, however, that AHGP shall not exercise its right to suspend any Registration Rights Group’s use of any prospectus more than twice in any 12-month period. Upon disclosure of such information or the termination of the condition described in this Section 2.03(b), AHGP shall provide prompt notice to the Registration Rights Group whose Registrable Securities are included in the Shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

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Section 2.04 Piggyback Registration.

(a) Participation. If AHGP at any time proposes to file a registration statement (including a Shelf Registration Statement and including any registration statement intended to satisfy the requirements of Section 2.03(a) of this Agreement) for the sale of Common Units to the public for its own account or the account of any Unitholder other than (x) a registration relating solely to employee benefit plans, (y) a registration relating solely to a Rule 145 transaction, or (z) a registration on any registration form which does not permit secondary sales, then, as soon as practicable following the engagement of counsel to AHGP to prepare the registration statement, AHGP shall give notice of such proposed filing for the registration to the Initial Investors and such notice shall offer the Initial Investors the opportunity to include in such registration such number of Registrable Securities as each such Initial Investor may request in writing (a “Piggyback Registration”). Each Initial Investor shall have 15 days after receipt of such notice to elect to have all (or such portion as the Initial Investor shall specify) of its Registrable Securities included in such registration. In addition, if AHGP at any time proposes to file a prospectus supplement with respect to an Underwritten Offering to a Shelf Registration Statement under which the Initial Investors have registered the sale of Registrable Securities, then, as soon as practicable following the engagement of counsel to AHGP to prepare the documents to be used in connection with an Underwritten Offering, AHGP shall give notice of such proposed Underwritten Offering to each Initial Investor and such notice shall offer each Initial Investor the opportunity to include in such Underwritten Offering such number of Registrable Securities as each such Initial Investor may request in writing; provided, however, that AHGP shall not be required to offer such opportunity to Initial Investors if AHGP has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Initial Investors will have an adverse effect on the price, timing or distribution of the Common Units. No Initial Investor may exercise its right to participate in a Piggyback Registration with respect to sales to be made from an effective shelf registration on which such Initial Investors’ Registrable Securities are not registered for resale, except that if the Board of Directors determines that its in the best interest of AHGP, then AHGP may use the net proceeds from any Underwritten Offering to repurchase some or all Registrable Securities from any of the Initial Investors. Subject to the provisions in this Section 2.04(a) and Section 2.04(b), AHGP shall include in such Underwritten Offering all such Registrable Securities (“Included Registrable Securities”) with respect to which AHGP has received requests within (i) one business day in the event of the filing of a prospectus supplement and (ii) five business days with respect to the use of a preliminary prospectus supplement after AHGP’s notice has been delivered in accordance with Section 2.04. If no request for inclusion from an Initial Investor is received within the specified time, such Initial Investor shall have no further right to participate in such Piggyback Registration. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, AHGP shall determine for any reason not to undertake or to delay such Underwritten Offering, AHGP may, at its election, give written notice of such determination to the selling Initial Investors and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering.

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(b) Priority of Piggyback Registration. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering of Common Units included in a Piggyback Registration advises AHGP that the total amount of Common Units which the selling Initial Investors and any other Persons intend to include in such Underwritten Offering exceeds the number which can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Common Units to be included in such Underwritten Offering shall include all of the Common Units that AHGP intends to include in such Underwritten Offering, plus the number of Registrable Securities that such Managing Underwriter or Underwriters advises AHGP can be sold without having such adverse effect, with such number to be allocated pro rata among the selling Initial Investors who have requested participation in the Piggyback Registration (based, for each such selling Initial Investor, on the percentage derived by dividing (A) the number of Registrable Securities proposed to be sold by such selling Initial Investor in such offering; by (B) the aggregate number of Common Units proposed to be sold by the selling Initial Investors and any other Persons participating in the Piggyback Registration to be included in such offering). Notwithstanding the foregoing, if the registration statement was filed to meet the requirements of Section 2.03(a), then the Registration Rights Group that requested such registration shall have priority over AHGP and any other selling Initial Investors in determining the number of Common Units that may be included in such Underwritten Offering.

Section 2.05 Underwritten Offerings.

(a) Shelf Registration. If an Initial Investor elects to dispose of Registrable Securities in an Underwritten Offering, AHGP shall enter into an underwriting agreement in customary form with the Managing Underwriter or Underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.10, and shall take all such other reasonable actions as are requested by the Managing Underwriter in order to expedite or facilitate the registration and disposition of the Registrable Securities.

(b) General Procedures. In connection with any Underwritten Offering pursuant to a Shelf Registration Statement filed at the request of a Registration Rights Group pursuant to Section 2.03 hereof, such Registration Rights Group, with the consent of AHGP, shall be entitled to select the Managing Underwriter or Underwriters. The consent of AHGP to the selection of the Managing Underwriter or Underwriters shall not be unreasonably withheld. In all other cases, AHGP shall select the Managing Underwriter or Underwriters. In connection with an Underwritten Offering pursuant to Sections 2.03 or 2.04 hereof, each Initial Investor and AHGP shall be obligated to enter into an underwriting agreement which contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Initial Investor may participate in such Underwritten Offering unless such Initial Investor agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Initial Investor may, at its option, require that any or all of the representations and warranties by, and the other agreements

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on the part of, AHGP to and for the benefit of such underwriters also be made to and for such Initial Investor’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. If any Initial Investor disapproves of the terms of an underwriting, such Initial Investor may elect to withdraw therefrom by notice to AHGP and the Managing Underwriter; provided, however, that such withdrawal must be made on or before the pricing of any such Underwritten Offering. No such withdrawal or abandonment shall affect AHGP’s obligation to pay Registration Expenses.

Section 2.06 Registration Procedures. In connection with its obligations contained in Sections 2.03 and 2.04 hereof, AHGP will, as expeditiously as possible:

(a) prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement effective and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement;

(b) furnish to each Initial Investor (i) as far in advance as reasonably practicable before filing the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Initial Investor the opportunity to object to any information pertaining to such Initial Investor and its plan of distribution that is contained therein and make the corrections reasonably requested by such Initial Investor with respect to such information prior to filing the Shelf Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of the Shelf Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Shelf Registration Statement or other registration statement;

(c) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Shelf Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Initial Investors or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request, provided that AHGP will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(d) promptly notify each Initial Investor and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the filing of the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Shelf Registration Statement

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or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Shelf Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(e) immediately notify each Initial Investor and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then Initial; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by AHGP of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, AHGP agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then Initial and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(f) furnish to each Initial Investor copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(g) in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for AHGP, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto, and a letter of like kind dated the date of the closing under the underwriting agreement, and (ii) a “cold comfort” letter, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified AHGP’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities, and such other matters as such underwriters may reasonably request;

(h) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to the Initial Investors, as soon as reasonably practicable, an earnings statement covering the period of at least 12

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months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(i) make available to the appropriate representatives of the Managing Underwriter and Initial Investors access to such information and AHGP personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided that AHGP need not disclose any information to any such representative unless and until such representative has entered into a confidentiality agreement with AHGP;

(j) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by AHGP are then listed;

(k) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of AHGP to enable the Initial Investors to consummate the disposition of such Registrable Securities;

(l) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

(m) enter into customary agreements and take such other actions as are reasonably requested by the Initial Investors or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities.

Each Initial Investor, upon receipt of notice from AHGP of the happening of any event of the kind described in subsection (e) of this Section 2.06, shall forthwith discontinue disposition of the Registrable Securities until such Initial Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.06 or until it is advised in writing by AHGP that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by AHGP, such Initial Investor will, or will request the Managing Underwriter or Underwriters, if any, to deliver to AHGP (at AHGP’s expense) all copies in their possession or control, other than permanent file copies then in such Initial Investor’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 2.07 Cooperation by Initial Investors. AHGP shall have no obligation to include in the Shelf Registration Statement or in a Piggyback Registration units of an Initial Investor who has failed to timely furnish such information which, in the opinion of counsel to AHGP, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.08 Restrictions on Public Sale by Initial Investors of Registrable Securities. Each Initial Investor that is a holder of Registrable Securities that are included in a registration statement agrees not to effect any public sale or distribution of the Registrable Securities, other than in an Underwritten Offering, during the 90 calendar day period beginning on the date of a

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prospectus supplement filed with the Commission with respect to the pricing of such Underwritten Offering, provided that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the officers or directors or any other unitholder of AHGP on whom a restriction is imposed.

Section 2.09 Expenses. AHGP will pay all Registration Expenses in connection with the Shelf Registration Statement filed pursuant to Section 2.02(a) of this Agreement, and AHGP will pay all Registration Expenses in connection with a Piggyback Registration, whether or not the Shelf Registration Statement becomes effective or any sale is made pursuant to the Shelf Registration Statement or Piggyback Registration. Each Initial Investor shall pay all Selling Expenses in connection with any sale of its Registrable Securities hereunder. “Registration Expenses” means all expenses incident to AHGP’s performance under or compliance with this Agreement to effect the registration of Registrable Securities in a Shelf Registration or a Piggyback Registration, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and Nasdaq National Market fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the National Association of Securities Dealers, Inc., transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, and the fees and disbursements of counsel and independent public accountants for AHGP, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. Except as otherwise provided in Section 2.10 hereof, AHGP shall not be responsible for legal fees incurred by Initial Investors in connection with the exercise of such Initial Investors’ rights hereunder. AHGP shall not be responsible for any “Selling Expenses,” which means all underwriting fees, discounts and selling commissions allocable to the sale of the Registrable Securities.

Section 2.10 Indemnification.

(a) By AHGP. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, AHGP will indemnify and hold harmless each Initial Investor thereunder, its directors and officers, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Initial Investor or underwriter within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Initial Investor or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Initial Investor, its directors and officers, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided,

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however, that AHGP will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Initial Investor, such underwriter or such controlling Person in writing specifically for use in the Shelf Registration Statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Initial Investor or any such director, officer or controlling Person, and shall survive the transfer of such securities by such Initial Investor.

(b) By Each Initial Investor. Each Initial Investor agrees severally and not jointly to indemnify and hold harmless the General Partner and AHGP, its directors and officers, each Person, if any, who controls AHGP within the meaning of the Securities Act or of the Exchange Act, and each other Initial Investor, its directors, officers, and controlling Persons within the meaning of the Securities Act or of the Exchange Act, to the same extent as the foregoing indemnity from AHGP to the selling Initial Investors, but only with respect to information regarding such Initial Investor furnished in writing by or on behalf of such Initial Investor expressly for inclusion in the Shelf Registration Statement or prospectus supplement relating to the Registrable Securities, or any amendment or supplement thereto; provided, however, that the liability of each Initial Investor shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Initial Investor from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.10. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.10 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.

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(d) Contribution. If the indemnification provided for in this Section 2.10 is held by a court or government agency of competent jurisdiction to be unavailable to AHGP or any Initial Investor or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses as between AHGP on the one hand and such Initial Investor on the other, in such proportion as is appropriate to reflect the relative fault of AHGP on the one hand and of such Initial Investor on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Initial Investor be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Initial Investor from the sale of Registrable Securities giving rise to such indemnification. The relative fault of AHGP on the one hand and each Initial Investor on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 2.10 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.11 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, AHGP agrees to use its commercially reasonable efforts to:

(a) Make and keep public information regarding AHGP available, as those terms are understood and defined in Rule 144 of the Securities Act, at all times from and after the date hereof;

(b) File with the Commission in a timely manner all reports and other documents required of AHGP under the Securities Act and the Exchange Act at all times from and after the date hereof; and

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(c) So long as an Initial Investor owns any Registrable Securities, furnish to such Initial Investor forthwith upon request a copy of the most recent annual or quarterly report of AHGP, and such other reports and documents so filed as such Initial Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing such Initial Investor to sell any such securities without registration.

Section 2.12 Transfer or Assignment of Registration Rights. The rights to cause AHGP to register Registrable Securities granted to the Initial Investors by AHGP pursuant to Section 2.03 may be transferred or assigned by the Initial Investors to one or more transferee(s) or assignee(s) of such Registrable Securities, provided that (a) each such transferee or assignee holds Registrable Securities representing at least 50% (after giving effect to such transfer) of the Registrable Securities held by the Registration Rights Group transferor at the Closing, (b) AHGP is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (c) each such transferee assumes in writing responsibility for its portion of the obligations of the Initial Investors under this Agreement. The rights granted to the Initial Investors by AHGP pursuant to Section 2.04 with respect to Registrable Securities may be transferred or assigned by the Initial Investors to one or more transferee(s) or assignee(s) of such Registrable Securities, provided that (a) AHGP is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (b) each such transferee assumes in writing responsibility for its portion of the obligations of the Initial Investors under this Agreement. In no event shall AHGP be required to file a post-effective amendment to a Shelf Registration Statement or a new Shelf Registration Statement for the benefit of such transferee(s) or assignee(s) unless such transferring Initial Investor notifies AHGP in writing that it will pay all of the additional Registration Expenses incurred by AHGP in connection with filing a post-effective amendment to a Shelf Registration Statement or a new Shelf Registration Statement for the benefit of such transferee(s) or assignee(s); provided, however, that AHGP shall be entitled to delay any such filing as provided in Section 2.03(b) hereof.

ARTICLE III.

MISCELLANEOUS

Section 3.01 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, courier service or personal delivery:

If to AHGP or the General Partner:

Joseph W. Craft III

1717 South Boulder Avenue

Tulsa, Oklahoma 74119

Facsimile: (918) 295-7361

If to AMH:

Thomas L. Pearson

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1717 South Boulder Avenue

Tulsa, Oklahoma 74119

Facsimile: (918) 295-7361

If to AMH II:

Thomas L. Pearson

1717 South Boulder Avenue

Tulsa, Oklahoma 74119

Facsimile: (918) 295-7361

If to SGP:

Thomas L. Pearson

1717 South Boulder Avenue

Tulsa, Oklahoma 74119

Facsimile: (918) 295-7361

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by any other means.

Section 3.02 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent transferees of Registrable Securities to the extent permitted by Section 2.12 hereof.

Section 3.03 Limitation of Rights. This Agreement shall not be construed to vest any rights under this Agreement to any individual or entity other than the Initial Investors and the Initial Investors do not intend for any portion of this Agreement to confer rights upon any Person other than the Initial Investors.

Section 3.04 Assignment of Rights. Except as provided in Section 2.12 of this Agreement, none of the rights and obligations of the Initial Investors under this Agreement may be transferred or assigned by any Initial Investor.

Section 3.05 Recapitalization, Exchanges, etc. Affecting the Common Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of AHGP or any successor or assign of AHGP (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.

Section 3.06 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each

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of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

Section 3.07 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.08 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.09 Governing Law. The laws of the State of Delaware shall govern this Agreement without regard to principles of conflict of laws.

Section 3.10 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.11 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.12 Amendment. This Agreement may be amended only by means of a written amendment signed by all parties to this Agreement.

Section 3.13 No Presumption. In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.14 Payment of Expenses. AHGP shall pay or reimburse the Initial Investors, to the extent such costs have been incurred, for all reasonable third-party out-of-pocket costs and expenses (including the reasonable fees and expenses of legal counsel) incurred by them in connection with (i) negotiations leading to the execution of this Agreement and (ii) the review of the Shelf Registration Statement and all amendments thereto. Nothing set forth herein shall obligate AHGP to reimburse any Initial Investor with respect to any other costs or expenses incurred with respect to its investment in AHGP or the AHGP Initial Public Offering.

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IN WITNESS WHEREOF, the parties to this Registration Rights Agreement have caused it to be duly executed as of the date first above written.

ALLIANCE HOLDINGS GP, L.P.

By:	Alliance GP, LLC, its General Partner

By:
Thomas L. Pearson Senior Vice President – Law and Administrative General Counsel

ALLIANCE GP, LLC

By:
Thomas L. Pearson Senior Vice President – Law and Administrative General Counsel

ALLIANCE MANAGEMENT HOLDINGS, LLC

By:
Thomas L. Pearson Senior Vice President – Law and Administrative General Counsel

AMH II, LLC

By:
Thomas L. Pearson Senior Vice President – Law and Administrative General Counsel

Annex A

ALLIANCE RESOURCE GP, LLC

By:
Thomas L. Pearson Senior Vice President – Law and Administrative General Counsel

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Annex 2.5

I.	Assumptions

Assume the following:

A)	Price of ARLP Common Units = $40.00 per Common Unit;

B)	AHGP Initial Public Offering Proceeds = $277.0 million

C)	AHGP Common Unit Price = $24.00 per Common Unit

D)	AHGP Common Units Outstanding = 52.15 million Common Units

E)	Fees Associated with AHGP Initial Public Offering = $23.0 million

II.	Definitions

A)	Net AHGP Equity Capitalization = (52.15 million Common Units x $24.00 per Common Unit)—$23.0 million = $1,228.6 million

B)	ARLP Discounted Common Unit Price = 0.2 x $40.00 per Common Unit = $32.00 per Common Unit

C)	MGP Value Allocation = $1,228.6 million – ($32.00 per Common Unit x 15,550,628 Common Units) = $731.0 million

D)	AMH IPO Proceeds = 0.259 x $277.0 million = $71.7 million

E)	AMH II IPO Proceeds = 0.741 x $277.0 million = $205.3 million

III.	Contribution Transactions

A)	Pursuant to Section 2.1(a), AMH will receive an amount of cash equal to the AMH IPO Proceeds, which is $71.7 million, and an amount of AHGP Common Units equal to:

((19,522 Common Units x $32.00 per Common Unit) + (0.259 x $731.0 million )) – $71.7 million

$24.00 per Common Unit

= 4,927,238 AHGP Common Units

B)	Pursuant to Section 2.1(b), AMH II will receive an amount of cash equal to the AMH II IPO Proceeds, which is $205.3 million, and an amount of AHGP Common Units equal to:

((220,484 x $32.00 per Common Unit) + (0.741 x $731.0 million)) – $205.3 million

$24.00 per Common Unit

= 14,309,437 AHGP Common Units

Annex 2.5

C)	Pursuant to Section 2.1(c), SGP will receive an amount of AHGP Common Units equal to:

(15,310,622 Common Units x $32.00 per Common Unit)

$24.00 per Common Unit

= 20,414,163 AHGP Common Units

Annex 2.5